Raimondo Pettit Group
CPAs + Business and Financial Consultants

21515 Hawthorne Blvd.
Suite 1250
Torrance, California 90503
www.rpgcpa.com

T 310.540.5990
F 310.543.3088

Torrance + Irvine

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Hi-Shear Technology Corporation

We hereby consent to the inclusion in the Form 10-K of Hi-Shear Technology Corporation our report dated August 3, 2009 with respect to our audit of the financial statements as of May 31, 2009 and 2008, and for each of the two years then ended.

Raimondo Pettit Group
/s/ Raimondo Pettit Group

Torrance, California
August 3, 2009